CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 12, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of the Institutional Concentrated Large-Cap Value Fund, Institutional Large-Cap Core Growth Fund, Institutional Large-Cap Growth Fund, Institutional Large-Cap Value Fund, Institutional Mid-Cap Equity Growth Fund and Institutional Small-Cap Stock Fund, (comprising T. Rowe Price Institutional Equity Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

October 15, 2007